UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 29, 2007

China Software Technology Group Co., Ltd.
(Exact name of Registrant as specified in charter)

Delaware	000-30058	04-2621506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

Skyworth Building, No. 5, Floor 6, Block A, Hi-Tech Industrial Park
Nanshan District, Shenzhen P.R. China 518057
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 86-755-2674-3553

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Merger Agreement

On June 29, 2007, China Software Technology Group Co., Ltd. (the “Company”) entered into a merger agreement dated June 29, 2007 with AWSG Acquisition Corp., a corporation newly formed under the laws of the State of Delaware and a wholly-owned subsidiary of the Company (“Merger Sub”), and American Wenshen Steel Group, Inc., a corporation formed under the laws of the State of Delaware (“AWSG”). The merger agreement provides that the Company will acquire AWSG through a merger transaction in which Merger Sub will be merged with and into AWSG, with AWSG being the surviving entity. In the merger, each share of stock of Merger Sub before the merger will be converted into one share of stock of AWSG, and each share of stock of AWSG before the merger will be converted into stock of the Company as described below. As a result of the merger, (i) AWSG will become the wholly-owned subsidiary of CSWT, (ii) AWSG’s operating subsidiary, described below, will be the indirect subsidiary of CSWT, (iii) AWSG will own, in addition to all of the properties, rights, debts and liabilities that it owned before the merger, all of the properties, rights, debts and liabilities of Merger Sub from before the merger, and (iv) Merger Sub will cease to exist as a separate entity. The current officers and directors of the Company will resign from those positions, effective on the closing of the merger, and be replaced by individuals designated by AWSG.

AWSG owns 100% of the capital stock of its operating subsidiary, Chaoyang Liaoyang Specialty Steel Co., Ltd. (“Chaoyang”), a company organized under the laws of the People’s Republic of China (the “PRC”) that produces molded and forged steel. As a result of the merger, the Company will acquire Chaoyang as an indirect subsidiary, and through that acquisition will indirectly enter into the business of producing molded and forged steel in the PRC. In addition, as a result of a spin-off and other transactions described below, the Company will divest itself of its indirectly-owned software business in the PRC. Therefore the result of the merger and spin-off together will be a complete change in the nature of the business indirectly conducted by the Company. The Company will continue to be a holding company that controls and manages an indirectly-owned operating subsidiary in the PRC.

At the same time as the merger and pursuant to the same merger agreement, all outstanding stock of AWSG before the merger will be converted into the right to receive a total of 434,377 shares of newly-designated Series A Convertible Preferred Stock of the Company (the “Series A Preferred”). The Series A Preferred will represent 97.58% of the voting power of the Company and will be convertible into 97.58% of the common stock of the Company outstanding immediately after the merger. The Series A Preferred will not be convertible, however, until after the spin-off transaction described below.

In order to issue the Series A Preferred, the Company will first file with the Delaware Secretary of State a certificate of designation setting forth the terms of those shares, which will constitute an amendment to the Company’s Articles of Incorporation. In order to effectuate the merger, the Company will file a certificate of merger with the Delaware Secretary of State in accordance with Section 251(c) of the General Corporation Law of Delaware.

In the spin-off transaction, the Company plans to divest itself of its indirectly-held software business in the PRC by distributing to the holders of the Company’s common stock the outstanding shares of the Company’s direct subsidiary, HXT Holdings, Inc., a Delaware corporation and the indirect parent company of Shenzhen Hengtaifeng Technology Co., Ltd. ("HTC"), the PRC software company through which the Company indirectly conducts its software operations. The distribution will not occur until after HXT Holdings, Inc. files a registration statement with the Securities and Exchange Commission and it is declared effective.

The closing of the merger will occur when certain conditions to closing set forth in the merger agreement have been satisfied, but not later than July 31, 2007 unless the parties agree to extend that date.

Stock Option Agreement

Also on June 29, 2007, Yuan Qing Li and Ling Chen, who are the majority shareholders of the Company, entered into a Stock Option Agreement with Warner Technology & Investment Corp., which is affiliated with AWSG. Warner Technology paid $570,000 to Yuan Qing Li and Ling Chen to purchase an option. The option permits Warner Technology to purchase 12,600,000 of the Company’s common shares from Yuan Qing Li and Ling Chen for $30,000 during the period commencing 90 days after closing of the merger and ending six months after closing of the merger. Warner Technology undertook in the Stock Option Agreement that it will surrender to HXT Holdings any shares it receives as a result of the spin-off transaction.

Assignment and Assumption and Management Agreement

Also on June 29, 2007, the Company entered into an Assignment and Assumption and Management Agreement with its subsidiary, HXT Holdings, Inc., and Yuan Qing Li, the CEO and a director of the Company. The agreement is intended to transfer to HXT Holdings all of the software business indirectly conducted by the Company. The agreement provides for the following:

•
HXT Holdings will use all reasonable efforts to file a registration statement with the Securities and Exchange Commission that will, when it is declared effective, enable the Company to distribute 100% of the capital stock of HXT Holdings to the holders of the Company’s common stock as a dividend distribution.

•	When the registration statement is declared effective, the Company will distribute 100% of the capital stock of HXT Holdings to the holders of the Company’s common stock as a dividend distribution.

•	Simultaneous with the closing of the merger, the Company will assign all of its pre-merger assets to HXT Holdings, and HXT Holdings will assume all of the pre-merger liabilities of the Company.

•
Yuan Qing Li will assume the position of Chief Executive Officer of HXT Holdings. In compensation for his undertakings in the agreement, the Company will issue to Mr. Li 8,992,493 shares of its common stock five days after the closing of the merger.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Index

Exhibit No. Description

10.1	Merger Agreement, dated as of June 29, 2007, by and among the Company, AWSG Acquisition Corp., and American Wenshen Steel Group, Inc.

10.2	Assignment and Assumption and Management Agreement, dated June 29, 2007, by and among the Company, HXT Holdings, Inc. and Yuan Qing Li.

10.3	Stock Option Agreement dated June 29, 2007 among Yuan Qing Li, Ling Chen and Warner Technology & Investment Corp.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SOFTWARE TECHNOLOGY GROUP CO., LTD.

Date: July 3, 2007	By:	/s/ Yuan Qing Li
Name: Yuan Qing Li
Title: President